EXHIBIT 10.22

TREDEGAR CORPORATION

NOTICE OF STOCK AWARD

You have been granted the following Stock Award by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation ("Tredegar"):

Name of Participant:	[Name]

Date of Grant:	[Date]

Number of Shares:	[No. of Shares] Shares of Common Stock

Vesting:	100% as of [Date]

Expiration Date:	None.

Transferability:  None; other than by will or the laws of descent and distribution.

In addition to the foregoing terms, your Stock Award is subject to all of the terms and conditions contained in the attached Stock Award Terms and Conditions which are incorporated in this Notice of Stock Award by this reference. If any provision of this Notice of Stock Award is inconsistent with the aforementioned Stock Award Terms and Conditions, the Stock Award Terms and Conditions will control.

Please acknowledge your acceptance of this Stock Award and the attached Stock Award Terms and Conditions by signing and returning one copy of this Notice of Stock Award to ________________, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

TREDEGAR CORPORATION

By:

Participant

Date:

TREDEGAR CORPORATION

STOCK AWARD TERMS AND CONDITIONS

THESE STOCK AWARD TERMS AND CONDITIONS (“Terms and Conditions”) effective as of the ____ day of ______________, _____, govern the Stock Award made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Award to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Company's 2004 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to Participant. All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of Stock Award. In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the number of shares of Common Stock specified in the Grant Notice (the “Shares”). Subject to Section 2, certificates evidencing the Shares shall be issued by the Company and registered in the name of the Participant on the stock transfer books of the Company. However, certificates issued with respect to the Shares shall be held by the Company in escrow under the terms hereof. Such certificates shall bear the legend set forth in Section 2(b) or such other appropriate legend as the Committee shall determine, which legend shall be removed only if and when the Shares vest as provided herein, at which time the certificates shall be delivered to the Participant.

2.    Terms and Conditions. The Shares are subject to the following additional terms and conditions:

(a)   Rights as a Shareholder. Upon the issuance of the Shares, the Participant shall be entitled to vote the Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends. Stock received as a dividend on, or in connection with a stock split of, the Shares shall be subject to the same restrictions as the Shares. The Participant’s right to receive any extraordinary dividends or other distributions with respect to the Shares prior to their becoming nonforfeitable shall be at the sole discretion of the Committee, but in the event of any such extraordinary event, the Committee shall take action appropriate to preserve the value of, and prevent the unintended enhancement of the Shares.

(b)   Legend. Unless otherwise determined by the Committee, any certificate issued in respect of the Shares prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions, including the forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Company's 2004 Equity Incentive Plan and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.”

As soon as practicable following the lapse of the restrictions in accordance with paragraph (c), the Company shall reissue certificates for the Shares without the restricted legend.

(c)   Lapse of Restrictions. Subject to the provisions of Sections 3, 4, 5 and 6, the Shares shall become vested and nonforfeitable on the third anniversary of the Date of Grant.

(d)   Nontransferability. So long as the Shares are unvested, the Shares are nontransferable except by will or by the laws of descent and distribution.

(e)   Grant of Stock Power. The Participant hereby appoints _________________, or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the Shares if any of the Shares are forfeited.

3.    Lapse of Restrictions in the Event of Death. The restrictions on the Shares shall lapse upon Participant's death if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Participant's death.

4.    Lapse of Restrictions in the Event of Permanent and Total Disability. The restrictions on the Shares shall lapse upon Participant's termination of employment on account of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of termination on account of permanent and total disability (as previously defined).

5.    Effect of Other Terminations of Employment.

(a)   Subject to the provisions of Sections 3 and 4 and subparagraph (b) below, in the event the Participant ceases to be employed by the Company or an Affiliate prior to the lapse of restrictions, the Shares on which the restrictions have not lapsed shall be forfeited.

(b)
In the event of Participant’s Involuntary Termination by the Company prior to the lapse of restrictions, the restrictions on a pro-rata portion of the Shares representing the number of months of service completed from the Date of Grant divided by thirty-six (36) months shall lapse.

6.    Change of Control. The restrictions on the Shares shall lapse as of the Control Change Date.

7.    Definitions. The following definitions shall apply to these Terms and Conditions:

(a)   Control Change Date means the date on which a Change in Control (as defined below) occurs. If a Change in Control occurs on account of a series of trans-actions, the Control Change Date is the date of the last of such transactions.

(b)   Change in Control means the occurrence of any of the following events:

(1)
any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securi-ties"), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company's repur-chase of Voting Secu-rities if, thereafter, such Benefi-cial Owner pur-chases no additional Voting Securities, or (iii) pur-suant to a Business Combina-tion (as defined below) that does not constitute a Change in Control pursuant to subparagraph 7(b)(3) below;

(2)
Continuing Directors cease to constitute a majority of the members of the Board other than pur-suant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph 7(b)(3) below;

(3)
Consummation of a reorganization, merger, share exchange or consoli-dation (a "Business Combination"), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(4)
the shareholders of the Company approve a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

For purposes of the definition of Change of Control, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions given them in the Rights Agreement between Tredegar Corporation and American Stock Transfer & Trust Company, dated as of June 30, 1999, as amended.

(c)   Normal Retirement means the voluntary separation by Participant from the employment with the Company or an Affiliate on or after the date Participant has reached age sixty-five.

(d)   Involuntary Termination means the involuntary separation by Participant from the employment with the Company or an Affiliate.

8.    Withholding. The Participant shall pay the Company any amount of taxes as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions. In lieu thereof, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount required to be withheld. In any event, the Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required to be withheld. The Participant shall promptly notify the Company of any election made pursuant of Section 83(b) of the Code.

9.    No Right to Continued Employment. The award of the Shares does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

10.   Change in Capital Structure. The Shares shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.

11.   Governing Law. These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.

12.   Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern. All references herein to the Plan shall mean the plan as in effect on the Date of Grant.

13.   Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.

14.   Binding Effect. Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.